Exhibit 99.1

FOR IMMEDIATE RELEASE

October 3, 2016

CONTACT:
Investor Relations - (301) 968-9300
Media Relations - (301) 968-9303

AGNC Investment Corp. Announces Name Change

Bethesda, MD – October 3, 2016 - AGNC Investment Corp. (Nasdaq: AGNC) ("AGNC" or the "Company") announced today that it has changed its name from “American Capital Agency Corp.” to “AGNC Investment Corp.” effective September 30, 2016. This change follows the closing of AGNC’s internalization on July 1, 2016. The Company will continue to trade on the Nasdaq Global Select Market (“Nasdaq”) under its current ticker symbol “AGNC,” and the Company’s website will remain www.AGNC.com.

No action is required by stockholders with respect to the name change. The name change will not affect stockholders’ rights or the validity or transferability of any outstanding stock certificates.

For further information or questions, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AGNC INVESTMENT CORP.
AGNC Investment Corp. is an internally-managed real estate investment trust that invests predominately in agency pass-through securities and collateralized mortgage obligations for which the principal and interest payments are guaranteed by a U.S. Government agency or a U.S. Government-sponsored entity. The Company is no longer affiliated with American Capital, Ltd. For further information, please refer to www.AGNC.com.